SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 28, 2004

BOYD GAMING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of

Incorporation or Organization)

001-12882	88-0242733
(Commission File Number)	(I.R.S. Employer Identification No.)

2950 Industrial Road

Las Vegas, Nevada 89109

(Address of Principal Executive Offices) (Zip Code)

(702) 792-7200

(Registrant’s telephone number, including area code)

Item 5. Other Events and Required FD Disclosure.

On July 28, 2004, Boyd Gaming Corporation issued an earnings release announcing its financial results for the three and six months ended June 30, 2004. Boyd Gaming reported diluted earnings of $0.23 per share for the three months ended June 30, 2004, as compared to diluted earnings of $0.07 per share for the three months ended June 30, 2003. For the six month period ended June 30, 2004, Boyd Gaming reported diluted earnings per share of $0.43 per share as compared to diluted earnings of $0.32 per share for the six months ended June 30, 2003. Amounts are computed in accordance with generally accepted accounting principles

In addition, Boyd Gaming announced that Borgata, Boyd Gaming’s joint venture property in Atlantic City, has commenced planning and design work for an expansion of the property. The expansion, which requires various government and regulatory approvals, will consist of substantial additions of both gaming and non-gaming amenities, including additional slot machines, table games, restaurants and nightclubs. Borgata estimates that the cost of the expansion will be approximately $200 million and expects construction to start in December 2004 with completion to occur in the second quarter of 2006. Borgata expects to renegotiate its credit facility to provide funding for the project.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include information regarding the expansion of Borgata, including the timing and cost of the expansion, the addition of gaming and non-gaming amenities and the ability for Borgata to renegotiate its credit facility. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. In particular, Boyd Gaming can provide no assurances that the Borgata expansion will yield the anticipated amenities, will be completed within the estimated time frame and budget, or that Borgata will be able to renegotiate its bank credit facility on favorable terms, or at all. Among the factors that could cause actual results to differ materially are the following: competition, increased costs (including marketing costs) and uncertainties relating to new developments and expansion (including enhancements to improve property performance), changes in laws and regulations, weather, regulation, economic, credit and capital market conditions and the effects of war, terrorist or similar activity. Additional factors that could cause actual results to differ are discussed under the heading “Investment Considerations” and in other sections of the Boyd Gaming’s Form 10-K for the fiscal year ended December 31, 2003 on file with the Securities and Exchange Commission, and in its other current and periodic reports filed from time to time with the Commission. In addition, factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of Boyd Gaming’s registration statement on Form S-4 filed with the Commission on June 25, 2004. All forward-looking statements in this Current Report on Form 8-K are made as of the date hereof, based on information available to Boyd Gaming as of the date hereof, and Boyd Gaming assumes no obligation to update any forward-looking statement.

Item 12. Results of Operations and Financial Condition.

On July 28, 2004, Boyd Gaming Corporation issued an earnings release announcing its financial results for the three and six month periods ended June 30, 2004. A copy of the earnings release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information included under Item 12 in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 12 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOYD GAMING CORPORATION

Date: July 28, 2004	/s/ ELLIS LANDAU
Ellis Landau
Executive Vice President and Chief Financial Officer